Exhibit 99.1

FOR IMMEDIATE RELEASE

Cellu Tissue Holdings, Inc. Announces Third Quarter 2008 Results

Alpharetta, GA. — January 10, 2008—Cellu Tissue Holdings, Inc. (the “Company” or “Cellu Tissue”), an established leader in the manufacturing of high-quality business-to-business and consumer tissue grades used in health care and consumer products worldwide, today announced financial results for the third quarter ended November 29, 2007.

In the first quarter of the fiscal year ending February 29, 2008, or fiscal year 2008, the Company completed the acquisition of CityForest Corporation (“CityForest”).  Accordingly, the third quarter fiscal year 2008 results are impacted by the effects of the purchase accounting related to this transaction and CityForest’s operating results.

Third Quarter 2008 Operating Results

Net sales for the third quarter ended November 29, 2007 totaled $109.2 million compared to $83.3 million for the comparable period in the prior year, an increase of $25.9 million, or 31.1%.  For the third quarter ended November 29, 2007, the Company sold 79,541 tons of tissue hard rolls, machine-glazed paper hard rolls and converted paper products.  This is an increase of 17,705 tons, or 28.6%, over the comparable period in the prior year.  Also contributing to the increase in net sales from the comparable period in the prior year is an increase in net selling price per ton to $1,372 for the third quarter ended November 29, 2007 from $1,347 for the comparable period in the prior year.   Net sales within the Tissue Segment for the third quarter ended November 29, 2007 totaled $82.0 million, an increase of 41.2%, from $58.0 million for the comparable period in the prior year.  Net sales within the Machine-Glazed Paper Segment for the third quarter ended November 29, 2007 totaled $27.2 million, an increase of 7.7% from $25.3 million for the comparable period in the prior year.  The increase experienced by the Tissue Segment is attributable to the acquisition of CityForest and an increase in tonnage sold, primarily in the converted business.  The increase experienced by the Machine-Glazed Paper Segment is driven primarily by an increase in net selling price per ton over the comparable period in the prior year.

For the third quarter ended November 29, 2007, Cellu Tissue reported gross profit of $11.5 million, or 10.5%, of net sales, compared to $5.9 million, or 7.1%, for the comparable period in the prior year.  The increase in gross profit is attributable to continued improvement in product mix, lower manufacturing cost and the strong market for tissue hard rolls, compared to the comparable period in the prior year.

Income from operations for the third quarter ended November 29, 2007 was $6.0 million compared to income from operations of $2.4 million for the comparable period in the prior year.  Income from operations in the Tissue Segment for the third quarter ended

November 29, 2007 was $5.8 million compared to income from operations of $2.0 million for the third quarter in the prior year.    Income from operations in the Machine-Glazed Paper Segment for the third quarter ended November 29, 2007 was $.2 million compared to income from operations of $.4 million for the third quarter in the prior year.  The overall increase is the result of the increase in gross profit as noted above offset partially by an increase in selling, general and administrative expenses and stock and related compensation expense from the prior year.  Included in selling, general and administrative expenses for the third quarter ended November 29, 2007 is $.4 million of ongoing CityForest administrative expenses, additional costs incurred in connection with being compliant with Sarbanes-Oxley and increases in incentive compensation expense associated with strong business performance.   The increase in stock and related compensation expense is associated with a restricted stock grant during the current quarter.

For the third quarter ended November 29, 2007, the Company reported pretax income of $1.0 million, compared to a pretax loss of $1.6 million for the comparable period in the prior year.   Despite experiencing pretax income for the third quarter ended November 29, 2007, the Company recorded a tax benefit of $.4 million for the period.  Included in this amount, is a $.7 million benefit primarily related to the different book and tax treatment of deductions related to transaction costs.  This benefit has been recorded in the current quarter upon completion of the Company’s 2007 tax return as the impact is considered discrete to this quarter.  Without the effect of this benefit, the Company recorded tax expense of $.3 million or 29.2% for the quarter ended November 29, 2007.  For the third quarter ended November 29, 2007, the Company experienced net income of $1.4 million, compared to a net loss of $1.1 million for the comparable period in the prior year.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter ended November 29, 2007 totaled $11.2 million, compared to $8.1 million for the comparable period in the prior year.

Russell C. Taylor, President and Chief Executive Officer of Cellu Tissue, commented:  “During the third quarter we continued to make progress on our strategic objective of significantly increasing our sales of converted products and despite further increases in pulp costs, we experienced favorable financial results.”

Notice Relating to the Use of Non-GAAP Measures

Attached to this press release are tables setting forth our unaudited consolidated statements of operations, financial position, selected consolidated financial data including information concerning our cash flow position, combined consolidated statements of operations for the nine months of the prior year with respect to the period from March 1, 2006 to June 12, 2006 (pre-merger) and the period from June 13, 2006 to November 23, 2006 (post-merger), selected consolidated segment data, and reconciliations of consolidated net income (loss) from operations to consolidated EBITDA.   EBITDA is not a measure of performance under U.S. generally accepted accounting principles and  should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow data prepared in accordance with generally accepted accounting principles.  We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to service debt.

Cellu Tissue’s management invites you to listen to our conference call on Friday, January 11, 2008 at 10 a.m. ET regarding third quarter fiscal year 2008 financial results.  The dial-in number is (866) 254-5941 or International (612) 332-1025; participant code 904701.  A taped replay of the conference call will be available after 12:00 p.m., January 11, 2008 until 11:59 p.m., January 25, 2008.  The number to call for the taped replay is (800) 475-6701 or International (320) 365-3844, access code 904701.

Cellu Tissue Holdings, Inc. is a manufacturer of a variety of specialty tissue hard rolls and machine-glazed paper used in the manufacture of various end products, including diapers, facial and bath tissue, assorted paper towels and food wraps.  In addition, the Company produces a variety of converted tissue products.  Cellu Tissue’s customers include major North American producers of branded and unbranded disposable consumer absorbent and tissue products for the personal and health care markets; consumer and away-from-home tissue products companies; national and regional tissue products distributors; and third-party converters who sell their products to food, bakery and confections companies. Cellu Tissue services a diverse group of high-quality customers, with three of its top ten customers belonging to the Fortune 150 group of companies.

For more information, contact Cellu Tissue Holdings, Inc. at www. cellutissue.com.

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars, in thousands)

	Three Months Ended
	November 29, 2007	November 23, 2006
	(Post-Merger)	(Post-Merger)
Net sales	$109,162	$83,281
Cost of goods sold	97,646	77,390
Gross profit	11,516	5,891

Selling, general and administrative expenses	4,835	3,241
Stock and related compensation expense	715	170
Merger-related transaction costs	—	53
Income from operations	5,966	2,427

Interest expense, net	4,844	4,066
Foreign currency loss (gain)	220	(79)
Other income	(104)	(3)
Income (loss) before income tax benefit	1,006	(1,557)

Income tax benefit	(370)	(482)
Net income (loss)	$1,376	($1,075)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars, in thousands)

	For the Periods
	Post-Merger		Pre-Merger
	March 1, 2007-	June 13, 2006-	March 1, 2006
	November 29, 2007	November 23, 2006	June 12, 2006
Net sales	$321,363	$151,843	$94,242
Cost of goods sold	289,789	142,608	86,054
Gross profit	31,574	9,235	8,188

Selling, general and administrative expenses	13,874	7,019	5,585
Stock and related compensation expense	1,098	306	—
Restructuring costs	—	240	—
Merger-related transaction costs	—	156	5,933
Income (loss) from operations	16,602	1,514	(3,330)

Interest expense, net	14,966	7,218	4,896
Foreign currency loss (gain)	740	(146)	289
Other income	(187)	(21)	(27)
Income (loss) before income tax benefit	1,083	(5,537)	(8,488)

Income tax benefit	(252)	(1,843)	(1,953)
Net income (loss)	$1,335	($3,694)	($6,535)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars, in thousands)

	November 29	February 28
	2007	2007
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,681	$16,261
Receivables, net	43,524	34,141
Inventories	30,899	29,604
Prepaid expenses and other current assets	6,574	2,809
Income tax receivable	327	329
Deferred income taxes	6,263	6,498
TOTAL CURRENT ASSETS	89,268	89,642
PROPERTY, PLANT AND EQUIPMENT, NET	292,178	228,852
TRADEMARKS	8,750	6,550
GOODWILL	6,944	-
OTHER ASSETS	1,532	224
TOTAL ASSETS	$398,672	$325,268

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Bank overdrafts	$2,213	$—
Revolving line of credit	3,500	—
Accounts payable	23,095	16,523
Accrued expenses	23,272	16,315
Accrued interest	3,746	7,227
Current portion of long-term debt	760	—
TOTAL CURRENT LIABILITIES	56,586	40,065
LONG-TERM DEBT, LESS CURRENT PORTION	197,929	160,356
DEFERRED INCOME TAXES	64,593	50,677
OTHER LIABILITIES	35,154	35,179
STOCKHOLDERS’ EQUITY	44,410	38,991
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$398,672	$325,268

CELLU TISSUE HOLDINGS, INC.

SUMMARY OF CONSOLIDATED CASH FLOW ACTIVITY (Unaudited)

(Dollars, in thousands)

		For the Periods
	Post-Merger		Pre-Merger
	March 1, 2007-	June 13, 2006-	March 1, 2006-
	November 29, 2007	November 23, 2006	June 12, 2006
OPERATING ACTIVITIES
Net income (loss)	$1,335	($3,694)	($6,535)
Noncash inventory charge	—	909	—
Stock-based compensation	595	306	924
Deferred income taxes	(3,088)	(1,760)	(396)
Accretion of debt discount	459	239	85
Amortization of intangibles	—	—	406
Depreciation	17,568	10,042	4,227
Changes in working capital	(3,012)	(3,722)	(5,250)
Net cash provided by (used in) operating activities	13,857	2,320	(6,539)

INVESTING ACTIVITIES
Cash paid for acquisiton, net of cash received	(43,638)	—	—
Equity investment by Weston Presidio	—	45,762	—
Capital expenditures	(10,965)	(3,995)	(1,938)
Net cash (used in) provided by investing activities	(54,603)	41,767	(1,938)

FINANCING ACTIVITIES
Bank overdrafts	2,213	—	—
Merger consideration paid to former shareholders	—	(45,762)	—
Payments of long-term debt	(575)	—	(290)
Borrowings on revolving line of credit, net	3,500	—	—
Proceeds from bond offering	20,000	—	—
Net cash provided by (used in) financing activities	25,138	(45,762)	(290)

Effect of foreign currency	1,028	(407)	362

Net decrease in cash and cash equivalents	(14,580)	(2,082)	(8,405)
Cash and cash equivalents at beginning of period	16,261	14,419	22,824
Cash and cash equivalents at end of period	$1,681	$12,337	$14,419

CELLU TISSUE HOLDINGS, INC.

COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars, in thousands)

	Post-Merger	Post-Merger	Pre-Merger	Combined
	Nine Months Ended	June 13, 2006-	March 1, 2006-	Nine Months Ended
	November 29, 2007	November 23, 2006	June 12, 2006	November 23, 2006
Net sales	$321,363	$151,843	$94,242	$246,085
Cost of goods sold	289,789	142,608	86,054	228,662
Gross profit	31,574	9,235	8,188	17,423

Selling, general and administrative expenses	13,874	7,019	5,585	12,604
Stock and related compensation expense	1,098	306	—	306
Restructuring costs	—	240	—	240
Merger-related transaction costs	—	156	5,933	6,089
Income (loss) from operations	16,602	1,514	(3,330)	(1,816)

Interest expense, net	14,966	7,218	4,896	12,114
Foreign currency loss (gain)	740	(146)	289	143
Other income	(187)	(21)	(27)	(48)
Income (loss) before income tax benefit	1,083	(5,537)	(8,488)	(14,025)

Income tax benefit	(252)	(1,843)	(1,953)	(3,796)
Net income (loss)	$1,335	($3,694)	($6,535)	($10,229)

CELLU TISSUE HOLDINGS, INC.

CONSOLIDATED BUSINESS SEGMENT INFORMATION (Unaudited)

(Dollars, in thousands)

BUSINESS SEGMENTS

	(Post-Merger)
	Three Months Ended
	November 29, 2007	November 23, 2006
NET SALES:
Tissue	$81,999	$58,060
Machine-Glazed Paper	27,163	25,221
Consolidated	$109,162	$83,281

INCOME FROM OPERATIONS:
Tissue	$5,777	$1,963
Machine-Glazed Paper	189	464
Consolidated	$5,966	$2,427

	Post-Merger	Post-Merger	Pre-Merger	Combined Nine
	Nine Months Ended	June 13, 2006-	March 1, 2006-	Months Ended
	November 29, 2007	November 23, 2006	June 12, 2006	November 23, 2006
NET SALES:
Tissue	$243,129	$107,084	$67,200	$174,284
Machine-Glazed Paper	78,234	44,759	27,042	71,801
Consolidated	$321,363	$151,843	$94,242	$246,085

INCOME (LOSS) FROM OPERATIONS:
Tissue	$16,244	$1,843	($1,210)	$633
Machine-Glazed Paper	358	(329)	(2,120)	(2,449)
Consolidated	$16,602	$1,514	($3,330)	($1,816)

CELLU TISSUE HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA

(Unaudited) (Dollars, in thousands)

	Three Months Ended
	November 29, 2007	November 23, 2006
NET INCOME (LOSS)	$1,376	($1,075)
Add back:
Depreciation	5,374	5,526
Interest expense	4,856	4,122
Income tax benefit	(370)	(482)
EBITDA	$11,236	$8,091

	Post-Merger	Post-Merger	Pre-Merger	Combined Nine
	Nine Months Ended	June 13, 2006-	March 1, 2006-	Months Ended
	November 29, 2007	November 23, 2006	June 12, 2006	November 23, 2006
NET INCOME (LOSS)	$1,335	($3,694)	($6,535)	($10,229)
Add back:
Depreciation	17,568	10,042	4,227	14,269
Amortization	—	—	406	406
Interest expense	15,041	7,346	4,595	11,941
Income tax benefit	(252)	(1,843)	(1,953)	(3,796)
EBITDA	$33,692	$11,851	$740	$12,591